Exhibit 99.1

[LOGO]
                                                   For release:
                                                   August 19, 2004 at 4:00 p.m.
                                                   For additional information:
                                                   Neal Sanders 781-302-2439

            Robotic Vision System Extends Expiration Date of Warrants

NASHUA, NEW HAMPSHIRE -- Robotic Vision Systems, Inc. (RVSI) (OTC:BB - RVSI) today said it will extend, to October 19, 2004, the expiration date of warrants for 1,370,967 shares issued in connection with its February 2004 private placements of shares. The warrants, which are exercisable at $3.10 per share, would have expired at the close of business on August 19, 2004.

About RVSI
----------

Robotic Vision Systems, Inc. (RVSI) (RVSI.OB) has the most comprehensive line of machine vision systems available today. Headquartered in Nashua, New Hampshire, with offices worldwide, RVSI is the world leader in vision-based semiconductor inspection and Data Matrix-based unit-level traceability. Using leading-edge technology, RVSI joins vision-enabled process equipment, high-performance optics, lighting, and advanced hardware and software to assure product quality, identify and track parts, control manufacturing processes, and ultimately enhance profits for companies worldwide. Serving the semiconductor, electronics, aerospace, automotive, pharmaceutical and packaging industries, RVSI holds more than 100 patents in a broad range of technologies. For more information visit www.rvsi.com or call (800) 669-5234.

Forward Looking Statement
-------------------------

Except for the historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the historical cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the company's accounting policies and other risk factors detailed in the Company's annual report on Form 10-K, and other filings with the Securities and Exchange Commission.

                                                     # # # # #